UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016 (May 17, 2016)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 4, 2014, Nook Digital, LLC, f/k/a barnesandnoble.com llc, (“NOOK Digital”), a subsidiary of Barnes & Noble, Inc. (“Barnes & Noble”), entered into a commercial agreement (the “Agreement”) with Samsung Electronics America, Inc. (“Samsung”) relating to the development, manufacture, branding and sale of co-branded NOOK tablet devices, which has been previously amended on March 7, 2015.

On May 17, 2016, NOOK Digital and Samsung entered into Amendment No. 2 to the Agreement (“Amendment No. 2”), pursuant to which NOOK Digital agreed to a minimum purchase commitment during the first twelve months after launch of any co-branded NOOK tablet device of total devices with a total retail value equal to $10,000,000.  The amended minimum purchase commitment replaces all prior purchase commitments contained in the Agreement by NOOK Digital and Samsung.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by Amendment No. 2, which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed as a part of the Report.

Exhibit No.	Description
10.1	Amendment No. 2 to Commercial Agreement, dated May 17, 2016, between Samsung Electronics America, Inc. and Nook Digital, LLC.*

 * Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: May 18, 2016	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel and Corporate Secretary

Barnes & Noble, Inc.

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 2 to Commercial Agreement, dated May 17, 2016, between Samsung Electronics America, Inc. and Nook Digital, LLC.*

 * Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.